OPERATING AGREEMENT

OF

PLM CAL I LLC

        This Operating Agreement ("Agreement") is made as of June 4, 2004 among the parties signing below as Members (each individually referred to as a "Member" and collectively referred to as the "Members").

SECTION 1
DEFINITIONS

When used in the Agreement the following terms shall have the meanings set forth in this Section.

1.1 Act. The Delaware Limited Liability Company Act, Delaware Statutes, §§ 18-101 to 18-1109, as amended from time to time.

1.2 Additional Capital Contribution Date. As defined in Section 4.2

1.3 Additional Capital Contributions. As defined in Section 4.2.

1.4 Adjusted Capital Account. As defined in Section 4.4(b).

1.5 Adjusted Capital Account Deficit. As defined in Section 4.4(c).

1.6 Adjusted Invested Capital. The Invested Capital of a Member, less all Distributions.

1.7 Affiliate. An affiliate of a erson is:

     a) any person directly or indirectly controlling, controlled by, or under common control with the person;

     b) a person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of the person:

     c) any officer, director, partner, general trustee, or person acting in a substantially similar capacity for the person; and

     d) any person who is an officer, director, general partner, trustee, or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing.

1.8 Allocations. The allocations of the LLC

1.9 Assignee. A person who has acquired a beneficial interest in the LLC from a Member in compliance with the terms of the Agreement and who acquires the rights described in Section 9.2.

1.10 Bankruptcy. Institution of any proceedings under federal or state laws for relief of debtors, including the filing of a voluntary or involuntary petition under the federal bankruptcy law; an adjudication as insolvent or bankrupt; an assignment of property for the benefit of creditors; the appointment of a receiver, trustee, or conservator of any substantial portion of assets; or the seizure by a sheriff, receiver, trustee, or conservator of any substantial portion of assets. The failure to obtain the dismissal of any of the foregoing proceedings, or the failure to obtain the removal of a conservator, receiver, or trustee, within 60 days after either event shall also be considered Bankruptcy.

1.11 Capital Account. As defined in Section 4.4(a).

1.12 Cash Call. As defined in Section 4.2.

1.13 Certificate of Interest. The certificate described in Section 2.6.

1.14 Code. The Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

1.15 Contributing Member. As defined in Section 4.2.

1.16 Deficit Contribution Amount. As defined in Section 4.2.

1.17 Distributions. Cash or property distributed to Members arising from their interests in the LLC, other than payments to Members for services or as repayment of loan.

1.18 Event of Dissolution. As defined in Section 3.2.

1.19 Invested Capital. The money contributed to the LLC by any Member as capital, including contributions pursuant to Section 4.1 when the LLC was first formed and any subsequent contributions.

1.20 Limited Liability Company or LLC. PLM CAL I LLC

1.21 Managing Member. Equis II Corporation, a Delaware corporation, and any permitted successors thereto.

1.22 Member. Any person who is a Member in the LLC.

1.23 Membership Interests. The interests of the Member(s) in the LLC as indicated on Exhibit A as it may be modified from time to time as permitted by this Agreement and the Act, as more particularly described in Section 2.6 below.

1.24 Minimum Gain. The

1.25 Net Income and Net Loss. For each taxable year or other period, the amount equal to the LLC

a) Any income that is exempt from federal income tax shall be added to the LLC

b) Any expenditure of the LLC described in Internal Revenue Code Section 705(a)(2)(B) (or treated by Treasury Regulations as if described in that section) shall be treated as a deduction of the LLC;

c) Gain or loss from any disposition of LLC property shall be computed with reference to the LLC

d) Such other adjustments that the Managing Member determines is necessary to comply with Treasury Regulation Section 1.704-1(b).

1.26 Net Proceeds from Operations. Gross revenues generated by the LLC and miscellaneous sources other than Net Proceeds from Sales or Refinancings, less cash expenditures, debt service, operating expenses and amounts set aside for reserves.

1.27 Net Proceeds from Sales or Refinancings. Net proceeds from (i) a sale or refinancing of the LLC assets after deducting expenses relating to the transaction and retaining a Reserve, (ii) condemnation awards, or (iii) insurance settlements not used to rebuild or replace the affected property.

1.28 Percentage Interest. The total percentage Membership Interest of a Member in the LLC as indicated on Exhibit A, as it may be modified from time to time as permitted by this Agreement and the Act.

1.29 Place of Business. As defined in Section 2.5.

1.30 Reserves. A sum of money retained by the LLC for contingencies, as described in Section 4.5.

1.31 Successor. A successor to or holder of a Member

1.32 Tax Matters Members. Equis II Corporation, a Delaware corporation, and any permitted successors thereto.

1.33 Value Date. As defined in Section 14.2.

SECTION 2
ORGANIZATION

2.1 Form. The LLC shall hold, operate, purchase, sell and manage the company property and enter into contracts and do business as a limited liability company.

2.2 Articles. The Certificate of Formation will or have been signed by a Member, or its legal representative, and filed in the Office of the Secretary of State of Delaware.

2.3 Purpose. Except as otherwise stated herein, the purpose and activity of the LLC shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act. In particular, the LLC shall manage, and act as agent for a number of Aircraft directly and/or indirectly controlled by various customers but shall not be involved in any capacity with any investment activity arising therefrom except in a referring capacity to Affiliates of the Members.

2.4 Name. The name of the LLC shall be

2.5 Place of Business. The principal place of business for the Limited Liability Company shall be 200 Nyala Farms, Westport, CT, 06880, at such other place as the Managing Member may determine from time to time.

2.6 Certificate of Interest. Upon request, the LLC shall issue to each Member a Certificate of Interest evidencing the Member

2.7 Ownership/Acquisition of Certificates of Interest. Each Member who now owns or holds or who in the future may own or hold a Certificate of Interest or who otherwise owns or holds a Percentage Interest in the LLC warrants and covenants that he/she: (i) owns such Percentage Interest free and clear of any and all pledges, proxies, voting trusts or other adverse claims whatsoever; (ii) acquired or is acquiring such Percentage Interest for his/her own account and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended, and/or any equivalent or similar Act passed by any relevant state legislature, including but not limited to the Delaware legislature; (iii) prior to acquiring the Percentage Interest, had received all information regarding the LLC and its businesses which he/she requested in order to enable him/her to evaluate the merits and risks of an investment in the Percentage Interest; (iv) by reason of his/her substantial experience in business and financial matters or that of his/her financial or other advisor(s) was fully capable of evaluating the merits and risks of an investment in the Percentage Interest; and (v) was able to bear the full economic risk of investment in the Percentage Interest, understood that there were substantial restrictions on transferability of the Percentage Interest, and could afford the complete loss of its investment in the Percentage Interest.

SECTION 3
TERM

3.1 Commencement. The LLC terms shall begin on the date the Certificate of Formation is filed with the Secretary of State.

3.2 Dissolution.

     a) The LLC, and the agency relationship between the Members shall dissolve on the occurrence of an Event of Dissolution.

     b) Each of the following shall be an

         i) Election by a unanimous vote of the Members to dissolve;

         ii) sale of all or substantially all of the assets of the LLC as determined by the Members in their sole and absolute discretion; or

        iii) entry of a judicial decree of dissolution.

     c) Following a dissolution, the LLC assets shall be liquidated and the proceeds distributed as provided in Section 5.4.

3.3 Continuation. On the occurrence of an Event of Dissolution, a Member by unanimous vote may elect to continue the business of the LLC in a new limited liability company.

SECTION 4
CAPITAL

4.1 Capital Contributions. Each Member has made the initial capital contributions on Exhibit A in return for the Membership Interest.

4.2 Additional Capital.

     a) Additional Capital Contributions. To the extent that the Managing Member determines that Company requires funds in addition to the amounts provided in Section 4.1, the Members shall make such additional capital contributions (

     b) Consequences of Failure to Provide Additional Capital Contributions. In the event that Additional Capital Contributions are required to be made, if on or prior to the Additional Capital Contribution Date, one or more Members has made its share of the Additional Capital Contribution (each a

     c) Loans. In the event the Managing Member determines that Company requires funds in addition to the amounts provided in Section 4.1 and 4.2, and the Company has determined that a loan or loans are necessary or desirable, the Company may borrow funds from Persons upon such terms and conditions as are approved by the Managing Member.

4.3 Additional Member. Additional Members may be admitted to the LLC at any time as proposed by any Member and approved by a unanimous vote of the Members. Additional Members shall be admitted effective as of the first day of the first calendar month following the month in which the additional Member has contributed Invested Capital. All of the Members

4.4 Capital Accounts.

     a) Capital Account. Each Member shall have a Capital Account which shall be maintained in accordance with Treasury Regulation Section 1.704-1(b). The Capital Account for each Member shall include that Member

     b) Adjusted Capital Account.

        i) increasing the Capital Account by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(4)(iv) (f) or Treasury Regulation Section 1.704-1(b)(4)(iv)(h)(5); and

       ii) decreasing the Capital Account by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

     c) Adjusted Capital Account Deficit.

     d) Valuation of Limited Liability Company Assets. The book values of all LLC assets shall be adjusted to equal their respective fair market values (taking Internal Revenue Code Section 7701(g) into account), as reasonably determined by the Managing Member, upon the occurrence of any of the following events:

       i) a contribution of money or property (other than a de minimis amount) to the LLC by a new or existing Member as consideration for an interest in the LLC;

      ii) a distribution of money or property (other than a de minimis amount) by the LLC to a Member as consideration for an interest in the LLC; and

      iii) the liquidation of the LLC within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g).

Any such adjustments shall be reflected by corresponding adjustments to the Capital Accounts which reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such assets for such fair market values.

4.5 Reserves. Reserves in an amount determined by the Managing Member may be retained out of Invested Capital, Net Proceeds From Sales or Refinancings or Net Proceeds From Operations. Any Reserves remaining on dissolution of the LLC shall be held until the final liquidation and then distributed to the Members in accordance with the provisions of Section 5.5.

SECTION 5
DISTRIBUTIONS AND ALLOCATIONS

5.1 Distributions. Except as otherwise provided in Section 5.4, Net Proceeds from Operations, Net Proceeds from Sales and Refinancings and Net Income shall be distributed as follows: subject to the provisions of Section 6.2 below, and after all ordinary and reasonable expenses of the LLC have been paid, including but not limited to debt service, fees for services rendered to the LLC, commissions, etc., any cash or other assets of the LLC remaining will be distributed by the LLC between and amongst all Members pro-rata in accordance with their Percentage Interests.

5.2 Net Losses. Except as otherwise provided in Section 5.3, Net Losses for any year shall be allocated between and amongst all Members pro-rata. Notwithstanding the foregoing, the Members expressly agree that no Member shall be allocated Net Losses in excess of that Member

5.3 Special Allocations. Notwithstanding Sections 5.1 and 5.2, LLC income, gain, losses and deductions shall be allocated in accordance with the following provisions:

     a) If LLC property is reflected in the Capital Accounts and on the books of the LLC at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined so as to take account of the variation between the adjusted tax basis and the book value of such property in the same manner as under Section 704(c) of the Internal Revenue Code.

     b) To the extent a Member unexpectedly receives an adjustment allocation or distribution of any item described in Treasury Regulations Section 1.704-1(b) (2)(ii)(4), (5) or (6), and such adjustment, allocation or distribution creates an Adjusted Capital Account Deficit in such Member

     c) If there is a net decrease in LLC Minimum Gain for any LLC taxable year and if there exists an Adjusted Capital Account Deficit in a Member

     d) Any item of LLC loss, deduction, or Section 705(a)(2)(B) expenditure that is attributable to nonrecourse debt with respect to which a Member bears the economic risk of loss (a

     e) Any special allocations of items of Income or gain pursuant to Sections 5.4(b) and (c) shall be taken into account in computing subsequent allocations pursuant to Sections 5.2 and 5.3, so that the net amount of any items so allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member pursuant to this Section 5 if the qualified income offset or minimum gain charge back had not occurred.

5.4 Dissolution. On dissolution of the LLC without continuation, the business of the LLC shall be wound up by the Managing Member, the assets liquidated, and the proceeds applied to:

a) payment of LLC debts, including expenses of the liquidation, except that on liquidation the debts owed to secured creditors shall be assumed or otherwise transferred; and

b) creation in a trust account of a reasonable reserve, as determined by the Managing Member, for payment of contingent liabilities and expenses.

The remaining proceeds shall be distributed to the Members in accordance with Section 5.1 of this Agreement, as determined after taking into account all Capital Account adjustments for the LLC taxable year during which such liquidation occurs. Such Distributions shall be made by the end of the taxable year in which the liquidation occurs, or, if later, within 90 days after the date of such liquidation. After passage of a reasonable time and payment of any contingencies arising in that time, the balance of the reserve shall be distributed to the Members in the same manner.

5.5 Apportionment Among Members. Except as otherwise provided herein, the Net Income, Net Loss, and Distributions allocated to the Members shall be apportioned among them in the same ratio as each Capital Account bears to the total of the Capital Accounts of all Members.

5.6 Return of Distributions. Any Distribution made to the Members shall be deemed to comply with all applicable law, provided the Distribution is made from available LLC assets.

5.7 Allocation on Transfer of Limited Liability Company Percentage Interests. On the transfer of a Percentage Interest of a particular class of Membership Interest in the LLC, the distributive share of all items of income, gain, loss, deduction, or credit associated with that interest for the taxable year in which the transfer occurs shall be allocated between the transferor and the transferee as determined by the Member using any permissible method under Internal Revenue Code Section 706 and Treasury Regulations thereunder.

5.8 Allocation Regulation. It is the intent of the LLC that the Agreement complies with the terms and requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), including its provisions as to the safe harbor test and the qualified income offset. Treasury Regulation Section 1.704-1(b)(2)(ii)(d) is incorporated by reference in this Agreement. If the LLC determines that the Allocation provisions of the Agreement are unlikely to be respected for federal income tax purposes, the Members shall have the authority to amend the allocation provisions of this Agreement to the minimum extent necessary to effect the allocations and distributions plan of the Agreement.

SECTION 6
MANAGING MEMBER COMPENSATION

The Managing Member shall receive compensation only as specified in the Agreement, as set forth on Exhibit B. The Members hereby expressly agree that compensation to the Managing Member shall be paid prior to any profit distribution to the Members. The compensation to the Managing Member as contemplated by this Section 6 shall be in addition to, and not in lieu of, any other Distributions that the LLC may make to its Members.

SECTION 7
LIMITED LIABILITY COMPANY EXPENSES

7.1 Reimbursable Expenses.

     a) The LLC shall reimburse the Managing Member, Members or its Affiliates for the actual cost of goods and materials used for or by the LLC.

     b) The LLC shall pay all expenses of the LLC for services engaged by the LLC. Such services shall be upon terms and conditions that the Managing Member deems to be fair and reasonable, provided that no amounts payable to Affiliates or Members for such services shall exceed an amount which is competitive in price and terms with compensation charged by a non-Affiliate or non-Member rendering comparable services. Such services may include, without limitation:

        i) any expenses incurred in borrowing money and the costs of repaying loans;

        ii) all taxes and assessments on property and all other taxes applicable to the LLC;

        iii) all costs of professional services rendered to the LLC for LLC related business, including, without limitation, administrative services, asset management services, management agents, personnel, insurance brokers, real estate brokers, loan brokers, consultants, accountants, attorneys, auditors, and other professional advisors;

        iv) expenses and taxes incurred in distributing, transferring, and recording documents that evidence ownership of an interest in the LLC or LLC related business;

        v) expenses incurred in repairing, certifying, leasing, refinancing, removal, improvements to and operating the LLC property;

        vi) commissions arising from the sale or disposition of the LLC property; and

        vii) the costs to employ the services to assist the Managing Member in its managerial duties.

7.2 Members Indemnification. Each Member will indemnify each other Member for any amounts such other Member pays on any guarantee of the LLC

SECTION 8
BOOKS AND RECORDS

8.1 Records. The Managing Member shall keep at its offices located at the Place of Business, the following LLC documents:

     a) a current list of the full name and last known business or residence address of each Member, together with the contribution and share in profits and losses of each Member;

     b) a copy of the Certificate of Formation of LLC and all Certificates of Amendment, and executed copies of any powers of attorney pursuant to which any Certificate has been executed;

     c) copies of the LLC

     d) copies of this Agreement and all Amendments to the Agreement;

     e) financial statements of the LLC for the six most recent tax years; and

     f) the LLC

8.2 Delivery to Member and Inspection.

     a) Upon written request of a Member, the Managing Member shall promptly deliver to the requesting Member, at the expense of the LLC, a copy of the information required to be maintained by Sections 8.1(a), 8.1(b), or 8.1(d).

     b) Each Member has the right, upon reasonable request in writing, to:

        i) Inspect and copy during normal business hours any of the LLC records required to be maintained by Section 8.1; and

        ii) Obtain from the Managing Member, promptly after they are available a copy of the LLC

     c) Notwithstanding anything to the contrary in Section 8 of the Agreement, Members shall not be entitled to inspect or receive copies of the following:

        i) internal memoranda of the Members or Managing Member relating to matters other than LLC matters;

        ii) correspondence and memoranda of advice from attorneys for the Managing Member;

        iii) trade secrets and customer lists of the Managing Member or Members, tor information, financial statements of investors or Members, supplier lists, and similar and related materials, documents and correspondence.

8.3 Tax Returns.

     a) The LLC

     b) The Managing Member shall send to each Member, within 120 days after the end of each tax year, the information necessary for each Member to complete its federal and state income tax or information returns.

8.4 Tax Matters Member. The Managing Member shall be the Tax Matters Member for purposes of Section 6231(a)(7) of the Code, and shall have all the authority granted by the Code to the Tax Matters Member, including the authority, without the consent of any other Member, to do any of the following:

     a) enter into a settlement agreement with the Internal Revenue Service, which purports to bind the Members;

     b) file a petition as contemplated in Sections 6226(a) or 6228 of the Code;

     c) intervene in any action as contemplated in Section 6226(b)5 of the Code;

     d) file any request contemplated in Section 6227(b) of the Code; and enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

SECTION 9
ASSIGNMENT

9.1 Member Assignment Prohibited. Members shall not assign, transfer or sell any Percentage Interest or any Interest in LLC assets unless unanimous approval is given by the Members, and the procedures of this section, Section 13, and Section 14 are followed. A person purchasing or obtaining a Member interest at a foreclosure sale (or at its substituted sale) or by other operation of law without the consent of all of the Members, shall be an Assignee. Any assignment made in violation of this Agreement shall be void.

9.2 Assignee Rights. An Assignee shall not be entitled to any Member rights except the right to receive Distributions and Allocations of Net Income and Net Loss. The Assignee shall have a Capital Account and shall have Adjusted Invested Capital in the same amount as when its Percentage Interest was held by the assigning Member. The Assignee may become a Member pursuant to the procedures set forth in Section 9.3 below.

9.3 Substitute Member. An Assignee may become a Member upon the completion of all of the following:

     a) The execution, acknowledgment, and delivery to the LLC of a written assignment in a form approved by the Members specifying the interest (including class) being assigned and setting forth the intention of the assigning Member that the Assignee succeed to the LLC interest as a Member.

     b) The execution, acknowledgment, and delivery to the LLC of any other documents required by the Members from the assigning Member and the Assignee, including the Assignee

     c) Obtaining the unanimous written consent of the Members.

The Members may elect to treat an Assignee who has not become a substituted Member as a substituted Member in the place of his Assignor should the Members deem, in their sole and absolute discretion, that such treatment is in the best interest of the LLC.

9.4 Involuntary Transfer.

     a) Subject to the terms and conditions of Section 15 below, persons may become an Assignee by:

        i) transfer caused by the death or legal incapacity of a Member;

        ii) foreclosure (or transfer in lieu of foreclosure) against a Member

        iii) court order;

        iv) transfer from the transferee

        v) transfer from a trustee, guardian, conservator, or other fiduciary on termination of the trust, guardian, conservator, or other fiduciary on termination of the trust, guardianship, conservatorship, or other fiduciary relationship.

On the occurrence of any of these events, the transferee shall become an Assignee on the first day of the calendar month following the later to occur of the date of transfer or notice to the Members of the date of transfer.

9.5 Conditions of Member Transfer. No assignment, transfer or sale of any Membership Interest that would otherwise be permitted hereunder shall be effective or recognized in any manner unless the person who acquires such interest accepts and assumes the terms and conditions of this Agreement in writing in form and substance acceptable to the Managing Member in its sole and absolute discretion. Any person who acquires in any manner whatsoever any Membership Interest (or any part thereof) in the LLC, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted into the LLC as a Member, shall be deemed, by acceptance of the acquisition thereof, to have agreed to be subject to and bound by all of the obligations of this Agreement with respect to such Membership Interest and shall be subject to the provisions of this Agreement with respect to any subsequent assignment, transfer or sale of any Membership Interest.

9.6 Tax Election. The Managing Member may, at its sole discretion, make an election under Section 754 of the Internal Revenue Code to adjust the basis of the LLC

SECTION 10
MANAGEMENT

10.1 Control in Managing Member. Except as otherwise expressly stated in the Agreement, the Managing Member shall have exclusive control over the day to day business of the LLC, including without limitation the power to make ordinary and regular business decisions on a day-to-day basis regarding the operation of the venture.

10.2 Authority of Managing Member. The Managing Member shall have all rights, power and authority generally conferred by law or necessary, advisable, or consistent with accomplishing the purpose of the LLC. Without limiting the Managing Member

     a) manage the LLC operations and property;

     b) acquire, hold, refinance, alienate or dispose of property, any interest in property, or any assets of the LLC;

     c) employ or hire services for the LLC at the expense of the LLC as contemplated in Section 7 of this Agreement;

     d) pay all organization expenses incurred in creating the LLC, and all operation expenses incurred in operating the LLC;

     e) determine the amount and timing of Distributions;

     f) open and maintain LLC bank accounts;

    g) assume the overall duties imposed on the Managing Member by the Act;

     h) borrow money on behalf of the LLC, encumber LLC assets, or place title to the LLC in the name of a nominee to obtain financing;

        i) prepay in whole or in part, refinance, increase, modify, or extend any obligation;

10.3 Limitation on Managing Member. Without the unanimous consent of the Members, the Managing Member shall not have authority to:

     a) perform any act in contravention of the Agreement;

     b) perform any act that would make it impossible to carry on the ordinary business of the LLC;

     c) amend the Agreement;

     d) perform any act which, pursuant to the Agreement, requires approval by a vote of the Members, without first receiving the required approval; or

     e) cause the LLC to enter into partnerships as a general or limited partner and exercise the authority and perform the duties required of the LLC as a partner in any partnership.

10.4 Devotion of Time. The Managing Member is not obligated to devote its full time and attention to the affairs of the LLC, and may become involved in other businesses, occupations and partnerships, whether or not related to the business and affairs of the LLC, including but not limited to that certain capital investment venture as more particularly described in Section

10.5 below. The Managing Member shall devote to the LLC the amount of time reasonably necessary to manage the LLC business and perform the Managing MemberIndemnification of Managing Member.

     a) The LLC, its receiver, or its trustee shall indemnify the Managing Member, any partners of the Managing Member, any officers, directors, shareholders, employees, agents, attorneys, subsidiaries, or assignees of the Managing Member or its partners and any Affiliates of the Managing Member or its partners against all liabilities and expenses (including penalties, fines, attorneys

     b) Recoveries based on the indemnification provisions of Section 10.4(a) shall be paid only out of LLC assets. No Member shall be personally liable for any recovery based on the indemnification provisions of Section 10.4(a).

10.6 Investment Opportunities. Neither the Managing Member, Members, nor any of its Affiliates shall be obligated to present any particular investment opportunity to the LLC, even if the opportunity is of a character which, if presented to the LLC, could be taken by the LLC. The Managing Member, Members, and their Affiliates shall have the right to take for their own account, or to recommend to others, any investment opportunity.

10.7 Miscellaneous Management Matters.

     a) In executing the powers granted and performing the duties imposed by the Agreement, the Managing Member may rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other document they believe to be genuine and to have been signed or presented by the proper party.

     b) Members and Affiliates may participate in any permitted agreement and this participation shall not constitute a breach of any duty that the participant owes under the Agreement or by operation of law to the LLC, the Members, or the Assignees.

10.8 Agreements with Managing Member, Members or Affiliate. The Managing Member, Members and any of its Affiliates may deal directly or indirectly with the LLC in carrying out LLC business. The Managing Member may act as an independent contractor or as an agent for other persons, and may receive profits, compensation and commissions. Any such agreements the Managing Member intends to have with the LLC shall be made on an arm

SECTION 11
VOTING RIGHTS AND MEETINGS OF MEMBERS

11.1 Management and Control. Except as otherwise provided in this Agreement, Members shall take no part in the control, conduct, or operation of the LLC and shall have no right or authority to act for or bind the LLC, including during the winding up period following dissolution of the LLC.

11.2 Voting Rights. Members shall have voting rights in proportion to their Percentage Interest.

11.3 Limitations. No Member shall have the right or power to:

     a) withdraw or reduce its Invested Capital except on the dissolution of the LLC or as otherwise provided by law;

     b) bring an action for partition against the LLC.

     c) cause the termination and dissolution of the LLC, except as set forth in the Agreement; or

     d) receive property other than cash in return for its Invested Capital.

Except as provided in Section 5 above, no Member shall have priority over any other Member to receive a return of invested Capital, Allocations of Net Income and Net Loss, or Distributions. Other than on dissolution of the LLC as provided by the Agreement, the Members have not agreed on when the contribution of each Member may be returned.

11.4 Limited Liability Company Meetings.

     a) LLC meetings shall be held at any place stated in a meeting notice.

     b) LLC meetings shall be held when called by any of the Members.

     c) LLC meeting notices and procedures shall conform to the Act.

11.5 Voting Procedures. A Member shall be entitled to vote at a LLC meeting in person, by written proxy, or by a signed writing that is delivered to the Managing Member before the meeting and directs the manner in which the vote is to be cast. A Member shall be entitled to vote without a meeting by a signed writing that is delivered to the Managing Member in which the vote is to be cast. Only votes of Members of record on the notice date shall be counted at a LLC meeting or on the counting of a noticed vote. The laws of the State of Delaware applicable to the use of Limited Liability Company or corporate proxies shall govern the use of proxies by the Members.

11.6 Action Without a Meeting. Any action that may be taken at a LLC meeting may be taken without a LLC meeting if Members owning Percentage Interest of Membership Interest sufficient to authorize the action at a LLC meeting consent in a signed writing to the action and all Members are given notice of the action as provided in Section 11.4.

SECTION 12
REMOVAL OR WITHDRAWAL OF THE MANAGING MEMBER

12.1 Removal. Any Member may be removed at any time, with cause, by the unanimous vote of the Members at a meeting called expressly for that purpose, or by the unanimous written consent of the Members. Any removal shall not affect the Members

12.2 Withdrawal. Any Member may withdraw only upon the unanimous approval of all Members, and then on 90 days

SECTION 13
RIGHT OF FIRST REFUSAL

13.1 Offer. Subject to Sections 9.2 and 15, any Member who wants to assign, transfer, sell, pledge or hypothecate its LLC interest (

13.2 Concurrence or Acceptance. The Offerees, shall respond by giving notice within 10 days of receiving the Proposal (

13.3 Rights of Buyer. A purchaser of the Selling Member

13.4 Purchase By Member. Any Member in the LLC or any Affiliate of a Member (the

SECTION 14
DEATH OR INCAPACITY OF A MEMBER

14.1 Withdrawing Member. A Member who is a natural person who becomes incapacitated, as defined in Section 15.1(b), or has died, shall be referred to as the Withdrawing Member.

     a) Death of a Member. A Member

     b) Incapacity of a Member. A Member shall be deemed incapacitated as of the date it undergoes bankruptcy, is judicially declared incompetent or insane, or has appointed a legal guardian or conservator. The trustee in bankruptcy, legal guardian, or conservator shall be referred to as the Successor. On the incapacity of a Member, its Successor shall become a Member except that its interest shall be subject to the options described in Section 15.1(c).

     c) Successor. The LLC shall have the option to purchase the Successor

14.2 Valuation of Successor. If an option described in Section 14.1(c) is exercised, the LLC shall determine the value of the Withdrawing Member

14.3 Payment Upon Withdrawal. If the LLC purchases the Successor

SECTION 15
MISCELLANEOUS

15.1 Arbitration. Any controversy or claim arising out of or relating to this Agreement or a breach thereof shall, upon the request of any party involved, be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered may be entered in the highest court of any forum, state or Federal, having jurisdiction.

15.2 Survival of Representations and Obligations. Each and every warranty, representation, covenant and agreement set forth herein shall be true as of the date of execution hereof and as of the closing date of the subject transaction, shall survive the closing contemplated herein and the delivery of the assets and transfer of the title thereon, and shall be binding upon and inure to the benefit of the parties hereto and their representatives, heirs, successors and assigns.

15.3 Governing Law/Venue. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto, shall be determined solely in accordance with the provisions of the laws of the State of Delaware.

15.4 Paragraph Headings. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

15.5 Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms herein which are defined in this Agreement shall have the meaning ascribed to them in the Agreement.

15.6 Severability. In the event that any of the terms of this Agreement are held to be partially or wholly invalid or unenforceable for any reason whatsoever, such holding shall not affect, alter, modify or impair in any manner whatsoever, any of the other terms, or the remaining portion of any term, held to be partially invalid or unenforceable.

15.7 Amendments. The parties hereto may at any time amend this Agreement in any particular, by written consent of all of the Members.

15.8 Gender. Whenever required by the context, the singular number shall include the plural number, the plural number shall include the singular number, the masculine gender shall include the neuter and feminine genders and vice versa.

15.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be considered given when delivered personally or mailed by registered mail (return receipt requested) or by well known international courier (i.e., Federal Express or D.H.L.) to the parties at the addresses set forth in the signature block (or at such other address as a party may specify by notice pursuant to this provision). 1

5.10 Merger of Prior Agreement and Understandings. This Agreement and the other documents incorporated herein by reference contain the entire understanding between the parties relating to the transaction contemplated hereby and all prior contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein and shall be of no further force or effect.

15.11 Covenant to Sign Documents. Each Member shall execute, with acknowledgment or affidavit if required, all documents reasonably necessary or expedient to create the LLC and achieve its purpose.

15.12 Multiple Ownership of Limited Liability Company Issues. A Membership Interest may be held jointly by husband and wife as community property, or by husband and wife or by unrelated persons as joint tenants or tenants in common, as shown on the signature page of the Agreement or in the LLC

15.13 No Waiver of Remedies. The failure of a Member to insist on the strict performance of any covenant or duty required by the Agreement, or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

15.14 Other States. If the business of the LLC is carried on or conducted in states other than Delaware, each Member shall execute documents as may be required or requested so that the Members may legally qualify the LLC in such other states. The Managing Member shall have the authority to designate a LLC office or principal place of business in any other state.

15.15 Remedies Cumulative. The remedies of the Members under the Agreement are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled.

15.16 Confidentiality. The Members hereby jointly and severally resolve that the commercial terms of this Agreement, and all negotiations between the Members, shall remain strictly confidential. The Members will hold same as

[Signature page follows.]

        IN WITNESS WHEREOF, the following Members have signed this Operating Agreement effective as of the date first set forth above.

                                                                                                             Equis II Corporation, a Delaware corporation

                                                                                                            ______________________________________

                                                                                                           By: __________________________________

                                                                                                          Title:____________________________

                                                                                                          PLM Equipment Growth Fund V, a

                                                                                                          California limited partnership

                                                                                                           _____________________________________

                                                                                                         By:___________________________________

                                                                                                         Title: __________________________________

                                                                                                         PLM Equipment Growth Fund VI, a

                                                                                                        California limited partnership

                                                                                                       _____________________________________

                                                                                                       By:___________________________________

                                                                                                       Title: __________________________________

                                                                                                       PLM Equipment Growth Fund VII, a

                                                                                                       California limited partnership

                                                                                                       _______________________________________

                                                                                                       By:____________________________________

                                                                                                    Title:___________________________________

EXHIBIT A

MEMBERS' NAMES, ADDRESSES,
INITIAL CAPITAL CONTRIBUTIONS AND
PERCENTAGE INTERESTS

Name and Address	Initial Capital Contribution	Percentage Interest
Equis II Corporation1050 Waltham StreetLexington, MA 02421	$500,000 in cash	0.990%
PLM Equipment Growth Fund V200 Nyala FarmsWestport, CT 06880	$20,000,000 in cash	39.604%
PLM Equipment Growth Fund VI200 Nyala FarmsWestport, CT 06880	$17,000,000 in cash	33.6634%
PLM Equipment Growth Fund VII200 Nyala FarmsWestport, CT 06880	$13,000,000 in cash	25.7426%

EXHIBIT B

MANAGING MEMBER COMPENSATION

(1) Acquisition Fee. As compensation for supervising asset acquisition and arranging deliveries of assets, Managing Member shall receive a fee equal to 4.5% of the original purchase price of the assets.

(2) Lease Negotiation Fee. As compensation for negotiating arrangements for the initial use of the assets, Managing Member shall receive a fee equal to 1% of the original purchase price of the assets.

(3) Debt Placement Fee. As compensation for arranging new indebtedness to finance the acquisition of assets by the LLC, Managing Member shall receive a fee equal to 1% of such indebtedness; provided, however, that such fee shall be reduced to the extent the LLC incurs such fees to unaffiliated third parties with respect to such indebtedness

(4) Asset Management Fee. As compensation for managing the assets, the Managing Member shall receive from the LLC, on a monthly basis, as soon as reasonably practical following the close of each calendar month, Asset Management Fees equal to the lessor of (i) the fees which would be charged by an independent third party for similar services for similar equipment or (ii) 2% of the gross lease revenues attributable to assets which are subject to full payout net leases.